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                                                                   EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT

                  This Agreement executed this 23rd day of September, 1999 by and between NAI Direct, Inc., a Delaware corporation ("NAI Direct") and Gerald
C. Finn ("Employee").

         The parties, each intending to be legally bound, hereby agree as follows:

         1. POSITION. NAI Direct employs Employee in the position of Chief Executive Officer pursuant to the terms of this Agreement. Employee will perform such services in this capacity as may from time to time be reasonably requested by NAI Direct.

         2. TERM. This Agreement shall commence on the Closing Date, as defined in the Share Exchange Agreement (the "Exchange Agreement") between WorldWide Web NetworX Corporation, a Delaware corporation ("WWWX") and New America Network, Inc., a Delaware corporation ("NAI") and shall except as provided in paragraph 9, remain in effect for a period of 3 years thereafter. After this 3 year term, the Agreement shall automatically renew from year to year unless either party gives written notice to the other at least ninety (90) days prior to the expiration of the then current term that he or it is not renewing.

         3. COMPENSATION AND BENEFITS. For all services rendered by Employee under this Agreement, NAI Direct shall compensate Employee as follows:

         (a) NAI Direct shall pay to Employee an annual salary (the "Base Salary") of $150,000.00, payable in accordance with the payroll policies of NAI Direct, subject to normal withholdings. The Base Salary shall be paid at regular intervals as is paid to other NAI Direct employees.

         (b) The Base Salary shall be subject to annual review, and Employee shall be entitled to such increase as is determined by the Board of Directors of NAI Direct.

         (c) Employee shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the senior-level executives of NAI Direct or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by NAI Direct from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

         (d) Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and NAI Direct shall promptly


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                  reimburse him for all business expenses incurred in connection with carrying out the business of NAI Direct.

         4. DUTIES. The duties of Employee are as contained in the attached Schedule "A". Those duties shall be performed in such manner so as to uphold the reputation of NAI Direct in the business community. Those duties may be reasonably extended or curtailed from time to time, at the discretion of the Board of Directors of NAI Direct.

         5. TIME AND ATTENTION DEVOTED TO DUTIES. Employee shall devote his entire time and attention to the business of NAI Direct and NAI. He shall not, during the term of this Agreement, be engaged in any other business activity which interferes with his ability to perform the duties assigned to him by NAI Direct, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. This shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, subject to the qualification that Employee may not invest in a company which is competitive in any manner whatsoever with NAI Direct, NAI or WWWX (except for investments constituting less than one percent (l%) of a publicly owned company).

         6. NONDISCLOSURE AND RESTRICTIVE COVENANTS. Employee acknowledges that his duties will necessarily result in his becoming familiar with the business, software, patents and copyrights, methods and operations, client and customer lists, client and customer information, manufacturing processes, product specifications, vendors, trading patterns, financial goals, and other proprietary and confidential information of NAI Direct, NAI and WWWX, a publicly traded corporation (the "Confidential Information"). Therefore, Employee acknowledges and agrees that the following nondisclosure provisions and restrictive covenants shall apply to the Confidential Information. The rights hereunder shall inure to the benefit of NAI Direct, NAI and WWWX, each of whom shall have the right to enforce the terms of paragraphs 6 through 8 of this Agreement. For the purposes of paragraphs 6 through 8 of this Agreement, the term "NAI Direct", "NAI" or "WWWX" shall include each of their affiliated companies. The terms contained in paragraphs 6 through 8 shall survive the termination or expiration of this Agreement. Therefore, Employee agrees:

         (a) Employee will not, at any time during his employment by NAI Direct, or at anytime thereafter, unless terminated by NAI Direct without cause or by Employee for cause pursuant to sub-paragraph 9(c), without the written approval of NAI Direct or its duly constituted officers, use for his benefit or the benefit of third parties reveal, divulge, or make known to any person, firm or corporation, the Confidential Information or any portions thereof.

         (b) Employee agrees to return to NAI Direct, NAI or WWWX, as appropriate, upon request or immediately upon the termination of his employment by NAI Direct, any and all written information, materials, equipment and software which constitutes, contains or relates in any way to the Confidential Information or trade secrets of NAI Direct, NAI or WWWX including, but


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                  not limited to, any copies of such information and any notes, memoranda or other documents, in any media which include, reflect or incorporate all or any part of the Confidential Information.

         (c) Unless Employee's employment hereunder is terminated by NAI Direct (i) without cause, (ii) by Employee pursuant to SUBPARAGRAPH 9(C), (iii) in the event of a material breach by WWWX under the Exchange Agreement, (iv) pursuant to SECTION 9
                  (A) (V), or (v) pursuant to SECTION 9 (D), Employee will not for a period ending 2 years after the termination of employment pursuant to this Agreement (the time period in this SECTION 6(C) being the "NON-COMPETE TERM") compete directly with NAI Direct, NAI or WWWX, whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise. During the Non-Compete Term, Employee will not consult with or have an interest in any business, firm, person, partnership, corporation or other entity which engages in the same or substantially similar business to that of WWWX, NAI or NAI Direct worldwide, it being acknowledged that the business of WWWX, NAI and NAI Direct is global in nature. For the purpose of this paragraph, a business shall be deemed similar or competitive to WWWX, NAI or NAI Direct if it conducts an internet-based commercial real estate business. During the Non-Compete Term, Employee will not provide services or products to any individual or entity which competes with NAI Direct, NAI or WWWX.

         (D) REASONABLENESS OF RESTRICTIONS. Employee and NAI Direct recognize that, as a result of the globalization of e-commerce markets through advances in telecommunicatins and the internet, NAI Direct's market is not susceptible to geographic definitions. Consequently, and given the nature of the position Employee will hold with NAI Direct, the nature of NAI Direct's and the business and their commitment to expanding and leveraging of their business activities and Employee's involvement in these activities, Employee and NAI Direct agree that the restrictions contained in this SECTION 6 upon the activities of Employee are geographically unlimited and reasonable as such.

         7. RIGHT TO ENGAGE IN EMPLOYEE'S PROFESSION. SECTION 6 is not intended to restrict Employee in the exercise of his training and skills, provided that the exercise of such training and skills does not involve competing with NAI Direct or WWWX in violation of the provisions of this Agreement. In particular, it is recognized that Employee is an officer and employee of NAI and will continue in that position. Nothing contained in this Agreement is intended to prevent Employee from fully performing his role as an employee of NAI.

         8. REMEDIES IN ADDITION TO ANY OTHER REMEDIES PROVIDED BY LAW. Employee agrees that the breach of any of the covenants contained in paragraph 6 may result in irreparable damage to NAI Direct, NAI and WWWX and, in addition to any other remedies provided in this Agreement or at law, NAI Direct, NAI and WWWX shall have the right to petition a court of competent jurisdiction to enjoin Employee from violating such covenants.


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         9. EARLIER TERMINATION.

         (a) Notwithstanding the termination provision of paragraph 2, this Agreement may be terminated at any time by NAI Direct upon the occurrence of any of the following:

                  (i) Employee's inability to perform substantially all of the duties assigned, through death or total disability in excess of 60 consecutive days or total disability in excess of 90 days in any 12 month period.

                  (ii) Any act of dishonesty or disloyalty by Employee involving or materially affecting NAI Direct.

                  (iii) Employee's material breach of the confidentiality provisions of this Agreement.

                  (iv) Any other material breach of this Agreement by Employee.

                  (v) The termination of the business of NAI Direct, the sale of substantially all of the assets of NAI Direct or a merger or consolidation in which NAI Direct is not the surviving entity.

         (b) NAI Direct may further terminate this Agreement in the event of the failure of Employee to substantially perform the duties assigned to him by NAI Direct providing NAI Direct shall provide 30 days written notice to Employee of his failure to perform his duties with an opportunity to cure within said 30 day period.

         (c) Employee may terminate Employee's employment hereunder for Good Reason (as defined below), and if the Agreement is so terminated, then NAI Direct shall pay to Employee, within thirty (30) days of the date of such termination, the Base Salary through such date of termination and, in lieu of any further compensation and benefits for the balance of the Agreement's term, severance pay in a lump sum amount equal to the greater of (1) 50% of the then current Base Salary or (2) the remaining Base Salary for the remainder of the Agreement's term.

                  (i) For purposes of this Agreement, "Good Reason" shall mean the occurrence, without Employee's express written consent, of any of the following circumstances, unless, in the case of clauses (2),
                           (5) or (6), such circumstances are fully corrected prior to the date of termination specified in a notice of termination given by Employee to NAI Direct in respect thereof (which date of termination shall be specified in such notice and shall not be less than thirty (30) nor more than sixty (60)


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                           days following delivery of such notice):

                           (1) Employee's removal from his position as Chief Executive Officer, or a significant diminution in the nature or status of Employee's responsibilities;

                           (2) Employee being assigned to any duties inconsistent with Employee's status as an executive of NAI Direct holding the position of Chief Executive Officer;

                           (3) A reduction by NAI Direct in Employee's Base Salary;

                           (4) The relocation of Employee's office in which Employee was located to a location more than 50 miles therefrom or NAI Direct requiring Employee to be based anywhere other than the executive office in which Employee was located, except for required travel on NAI Direct business to an extent substantially consistent with Employee's present business travel obligations;

                           (5) The failure by NAI Direct to continue in effect any option, equity or bonus plan in which Employee participated, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made in such plan, or the failure by NAI Direct to continue Employee's participation therein on the same basis, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants; or

                           (6) The taking of any action by NAI Direct which would directly or indirectly materially reduce or deprive Employee of any material fringe benefit enjoyed by Employee under NAI Direct's employee benefit and welfare plans, including the pension, life insurance, medical, health and accident, disability, deferred compensation and savings plans in which Employee participated.

                  (d) In the event that the Real Quest, Inc. Shareholders' Agreement among NAI, WWWX and Real Quest, Inc. is terminated, either party may terminate this Agreement.

         10. REPRESENTATIONS OF EMPLOYEE

                  (a) Employee represents that to the best of his knowledge he is not the subject of any pending or threatened claim which involves any criminal or governmental



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                           proceedings, or allegations of misfeasance, and that
                           he has not been charged nor threatened to be charged by any governmental or administrative body with violation of law except for minor traffic violations and similar charges.

                  (b) Except with respect to NAI, Employee represents and warrants that he is not prohibited from acting in any capacity for NAI Direct by virtue of the operation of any non-competition or similar agreement with any prior employer, or by any applicable statutes, regulations or ordinances or any other applicable law or by the rules and regulations of the US Securities and Exchange Commission or any national securities exchange, and that his acting in the capacity for NAI Direct that is contemplated by the parties hereto and by virtue of his position with NAI Direct described in Section 1 hereof will not subject NAI Direct to claims or materially impair the license status of NAI Direct or its affiliates or any entity operated by NAI Direct or its affiliates.

         11. DEFENSE OF CLAIMS. Employee agrees that during the Term, and at all reasonable times thereafter, he will cooperate with NAI Direct in the defense of any claim that may be made against NAI Direct or any affiliates, to the extent that such claims may relate to services performed by Employee for NAI Direct or its affiliates. In connection with such claim, NAI Direct will reimburse Employee for all of his reasonable out-of-pocket expenses associated and, to the extent reasonably practicable, to provide Employee with notice at least ten (10) days prior to the date on which any travel is required, and (ii) if Employee is no longer employed by NAI Direct, to compensate Employee at a reasonable rate for his time.

         12. NOTIFICATION OF AGREEMENT. Employee shall notify any future or prospective employers, partners or persons with a similar business relationship to Employee ("Future Employers") about the terms of this Agreement for any period for which the covenants contained above pertains. Employee does hereby authorize NAI Direct to notify any Future Employers about the terms of this Agreement upon discovery by NAI Direct that Employee is being considered for employment, partnership or similar business relationship (or has entered into such a relationship) with a Future Employer in order to ensure Employee's observance and compliance herewith.

         13. INJUNCTION AND OTHER RELIEF. Both parties hereto recognize that the services to be rendered under this Agreement by Employee are special, unique and of extraordinary character, and that in the event of the breach by Employee of any of the terms and conditions of this Agreement to be performed by him, or in the event Employee performs services for any person, firm or corporation in violation of Sections 6-8, or if Employee shall breach the provisions of this Agreement with respect to Confidential Information, then NAI Direct shall be entitled, if it so elects, in addition to all other remedies available to it under this Agreement or at law or in equity, to affirmative injunctive or other equitable relief.

         14. STIPULATION. Employee hereby specifically acknowledges, agrees, stipulates and represents to NAI Direct that:



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                  (a)      Employee has received adequate and sufficient
                           consideration for entering into this Agreement including the above-referenced compensation;

                  (b) except with respect to NAI, the execution and delivery of this Agreement and the performance hereunder do not and shall not constitute a violation of any covenants of non-competition, trade secrecy, or confidentiality to which Employee is a party;

                  (c) the covenants of Employee contained in this Agreement are in consideration of the promise of NAI Direct to provide Confidential Information (including trade secrets) to Employee and are necessary to protect NAI Direct interests in such Confidential Information, as well as NAI Direct's business good will and other business interests;

                  (d) NAI Direct may suffer great loss and irreparable harm if Employee competes directly or indirectly with NAI Direct;

                  (e) the temporal, geographic and other restrictions contained in this Agreement are in all respects reasonable and necessary to protect the business good will, Confidential Information, trade secrets, prospects and other business interest of NAI Direct; and

                  (f) the enforcement of this Agreement will not work an undue or unfair hardship on Employee or otherwise be oppressive to him.

         15. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and same shall be construed as if such invalid or unenforceable provisions had never been a part hereof. If a court of competent jurisdiction determines that the length of time, geographical restrictions or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the parties agree that the court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect.

         16. ENTIRE AGREEMENT. This document constitutes the entire agreement between NAI Direct and Employee regarding the subject matter hereof and there are no oral agreements or undertakings affecting this instrument; any future modifications, in order to be binding upon the parties, must be reduced to writing and executed by both parties to this Agreement.

         17. NO WAIVER. Either party's failure to strictly enforce any provision of this Agreement shall not be construed as a waiver or as excusing either party from future performance.

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         18. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties, but in no event may Employee assign to any other party Employee's duties or obligations under this Agreement.

         19. NEW JERSEY LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY. THE PARTIES AGREE TO WAIVE A JURY TRIAL IN ANY PROCEEDING BROUGHT TO ENFORCE ANY OF THE TERMS OF THIS AGREEMENT.

         20. HEADINGS. Paragraph headings herein shall have absolutely no legal significance and are used solely for convenience of reference.

         21. NOTICES. All notices which either party is required or may desire to give to the other under or in conjunction with is Agreement shall be in writing and shall be given by addressing the same to such other party at the address set forth below, and by depositing the same so addressed, certified mail, postage prepaid, return receipt requested, or by overnight mail or by reputable courier service, or by delivering the same personally to such other party.

                           IF TO EMPLOYER:
                                    NAI Direct
                                    P. O. Box 950
                                    572 US Route 130
                                    Hightstown, NJ  08520
                                    Attention: GENERAL COUNSEL

                           IF TO EMPLOYEE:
                                    Gerald C. Finn
                                    P.O. Box 950
                                    572 US Route 130
                                    Hightstown, NJ  08520

         Any notice mailed should be deemed to have been given three (3) United States Post Office delivery days following the date of mailing. Overnight mail or courier services shall be deemed to have been given on the next business day following the date of mailing. Any notice delivered in person shall be deemed effective upon delivery. Either party may change the address for the service of notice upon it by written notice given to the other in the manner herein provided for the giving of notice.


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         IN WITNESS WHEREOF, the parties hereto have set their hands.

                                            NAI DIRECT, INC.


                                            By:  //S// JEFFREY M. FINN
                                                 -------------------------------
                                                 Name:  Jeffrey M. Finn
                                                 Title:  President & COO

                                                 //S//  GERALD C. FINN
                                                 -------------------------------
                                                 Gerald C. Finn


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                                   SCHEDULE A

                            POSITION RESPONSIBILITIES

         As Chief Executive Officer of NAI Direct, Employee will have the following duties and responsibilities:

         o        Exercising the executive powers of NAI Direct

         o        Hiring and firing of all employees

         o        Setting compensation for all employees

         o        Presiding over meetings of the Executive Committee of NAI
                  Direct

         o Implementing NAI Direct's policies as adopted by the Board of Directors

         o        Serving as an ex-officio member of the Board of Directors

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